Exhibit 5.2

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone troutmansanders.com

March 17, 2011

Gulf Power Company
One Energy Place
Pensacola, Florida 32520

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Gulf Power Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2011 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of, among other things, (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company, and (2) Senior Notes (the “Senior Notes”) to be issued by the Company.  The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of January 1, 1997, as supplemented, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Florida Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes and the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes have been duly executed and delivered

ATLANTA    CHICAGO    HONG KONG    LONDON    NEW YORK    NEWARK    NORFOLK   ORANGE COUNTY   PORTLAND
RALEIGH     RICHMOND     SAN DIEGO     SHANGHAI     TYSONS CORNER     VIRGINIA BEACH     WASHINGTON, DC

March 17, 2011

by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).  In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Dewey & LeBoeuf LLP attached hereto as Annex I.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein.  We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The attorneys in this firm that are rendering this opinion letter are members of the Bar of the State of Georgia.  In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

This opinion may not be relied upon, furnished or quoted by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex I

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092 tel +1 212 259 8000 fax +1 212 259 6333

March 17, 2011

Troutman Sanders LLP
Bank of America Plaza
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308-2216

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2011 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of, among other things, (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by Gulf Power Company (the “Company”), and (2) Senior Notes (the “Senior Notes”) to be issued by the Company.  The Junior Subordinated Notes will be issued pursuant to the Subordinated Note Indenture, dated as of January 1, 1997, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Subordinated Note Indenture”), and the Senior Notes will be issued pursuant to the Senior Note Indenture, dated as of January 1, 1998, as supplemented, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion.  In such examinations, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us and the authenticity of the originals of documents submitted to us as copies.

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms

March 17, 2011

specified in an appropriate order of the Florida Public Service Commission, when the Subordinated Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes and the Senior Note Indenture and any supplemental indenture to be entered into in connection with the issuance of the Senior Notes have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid, binding and legal obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and legally binding obligation of the trustees named therein.  We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We are members of the State Bar of New York and we do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion.  In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.  This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

DEWEY & LEBOEUF LLP